Exhibit 99.1

NEWS RELEASE
One Park Place, Suite 700 • 621 Northwest 53rd Street • Boca Raton, Florida 33487 • www.geogroup.com
CR-11-18
THE GEO GROUP REPORTS SECOND QUARTER 2011 RESULTS
•	2Q11 Net Income of $21.2 Million — $0.33 Earnings Per Share
•	2Q11 Pro Forma Net Income increased to $25.7 Million — $0.40 Pro Forma Earnings Per Share
•	Issued Pro Forma EPS Guidance for 3Q11 of $0.39 to $0.41 and 4Q11 of $0.40 to $0.42
•	3Q & 4Q Guidance Includes $1.0 million to $1.5 million Per Quarter in Investments in Business Development and Professional Capabilities In Relation to New Florida Regional Procurement
Boca Raton, Fla. — August 3, 2011 — The GEO Group, Inc. (NYSE: GEO) (“GEO”) today reported second quarter and first half of 2011 financial results. GEO reported total revenues for the second quarter 2011 of $407.8 million compared to total revenues of $280.1 million for the second quarter 2010. GEO reported net income for the second quarter 2011 of $21.2 million, or $0.33 per diluted share, compared to net income of $17.0 million, or $0.35 per diluted share for the second quarter of 2010. GEO’s second quarter 2011 net income includes $3.3 million, after-tax, in start-up/transition expenses; $0.4 million, after-tax, in international bid and proposal expenses, a $0.4 million after-tax income effect related to the loss attributable to non-controlling interests; and $0.4 million, after-tax, in one-time M&A transaction related expenses, which are reported in GEO’s general and administrative expenses.
Excluding these items, GEO reported Pro Forma net income of $25.7 million, or $0.40 per diluted share, for the second quarter of 2011 compared to Pro Forma net income of $18.3 million, or $0.37 per diluted share for the second quarter of 2010.
For the first half of 2011, GEO reported total revenues of $799.6 million compared to total revenues of $567.6 million for the first half of 2010. Net income for the first half of 2011 increased to $37.5 million, or $0.58 per diluted share, from $34.7 million, or $0.69 per diluted share, for the first half of 2010. Pro forma net income for the first half of 2011 increased to $48.5 million, or $0.75 per diluted share, from pro forma net income of $36.0 million, or $0.71 per diluted share for the first half of 2010.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our strong second quarter earnings results which reflect sound operational performance from our diversified business units of U.S. Detention & Corrections, GEO Care, and International Services. We continue to be very optimistic about the demand for our diversified services. We are currently pursuing new business development opportunities in the U.S. and internationally, which total approximately 50,000 beds. At the state level alone, Arizona, Ohio, and Florida have pending procurements which total approximately 28,000 beds.”
— More —

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE
“The State of Florida recently issued a request for proposal which entails the privatization of more than 16,000 beds in all correctional facilities, reception centers, work camps, and work release centers in a broad geographic region in South Florida, known as Region IV. This is an unprecedented opportunity in our industry, and we have taken steps to invest in additional business development and professional capabilities. While these investments will represent a near-term expense over the next two quarters, we believe that GEO will be uniquely positioned to compete for larger opportunities and to provide comprehensive, turnkey solutions across a continuum of care for correctional, detention, and treatment services worldwide,” Mr. Zoley added.
Pro forma net income excludes M&A related expenses, net of tax, net (income) loss attributable to non-controlling interests, start-up/transition expenses, net of tax, and international bid and proposal expenses, net of tax, as set forth in the table below, which presents a reconciliation of pro forma net income to net income for the second quarter and the first half of 2011 and 2010. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma net income.
Table 1. Reconciliation of Pro Forma Net Income to Net Income

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
(In thousands except per share data)	3-Jul-11	4-Jul-10	3-Jul-11	4-Jul-10
Net Income	$21,163	$17,025	$37,543	$34,733
Start-up/transition expenses, net of tax	3,348	—	5,537	—
International bid and proposal expenses, net of tax	416	—	416	—
Net (income) loss attributable to non-controlling interests	415	(8)	825	(44)
M&A Related Expenses, net of tax	394	1,313	4,129	1,313

Pro forma net income	$25,736	$18,330	$48,450	$36,002

Diluted earnings per share	$0.33	$0.35	$0.58	$0.69
Start-up/transition expenses, net of tax	0.05	—	0.09	—
International bid and proposal expenses, net of tax	0.01	—	0.01	—
Net (income) loss attributable to non-controlling interests	0.01	—	0.01	—
M&A Related Expenses	—	0.02	0.06	0.02

Diluted pro forma earnings per share	$0.40	$0.37	$0.75	$0.71

Weighted average common shares outstanding-diluted	64,858	49,314	64,787	50,480
— More —

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE
Business Segment Results
The following table presents a summary of GEO’s segment results for the second quarter and the first half of 2011 and 2010.
Table 2. Business Segment Results
(In thousands except Compensated Mandays and Revenue Producing Beds)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	3-Jul-11	4-Jul-10	3-Jul-11	4-Jul-10
Revenues
U.S. Detention & Corrections	$241,676	$192,081	$483,305	$381,788
International Services	55,284	44,708	108,413	90,590
GEO Care	110,857	36,973	207,746	74,475
Construction	—	6,333	119	20,784

	$407,817	$280,095	$799,583	$567,637

Operating Expenses
U.S. Detention & Corrections	$173,979	$138,376	$346,903	$275,237
International Services	52,413	40,881	101,062	84,485
GEO Care	82,229	31,523	159,926	63,887
Construction	23	6,136	39	19,639

	$308,644	$216,916	$607,930	$443,248

Depreciation & Amortization Expense
U.S. Detention & Corrections	$13,326	$8,177	$26,254	$16,083
International Services	548	420	1,077	855
GEO Care	7,182	877	12,527	1,774
Construction	—	—	—	—

	$21,056	$9,474	$39,858	$18,712

Compensated Mandays
U.S. Detention & Corrections	4,328,053	3,525,400	8,635,697	6,981,799
International Services	641,958	617,617	1,292,335	1,240,795
GEO Care	491,257	188,404	974,030	377,811

	5,461,268	4,331,421	10,902,062	8,600,405

Revenue Producing Beds
U.S. Detention & Corrections	50,419	40,685	50,419	40,685
International Services	6,932	6,787	6,932	6,787
GEO Care	6,180	2,157	6,180	2,157

	63,531	49,629	63,531	49,629

Average Occupancy
U.S. Detention & Corrections	95.1%	95.3%	94.2%	94.3%
International Services	100.0%	100.0%	100.0%	100.0%
GEO Care	87.5%	96.0%	87.0%	96.2%
	94.9%	96.0%	94.1%	95.2%
— More —

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE
U.S. Detention & Corrections
For the second quarter of 2011, U.S. Detention & Corrections revenue increased by approximately $49.6 million year-over-year. This revenue increase was driven primarily by GEO’s acquisition of Cornell Companies, Inc. (“Cornell”) in August 2010; the fourth quarter 2010 opening of the Blackwater Correctional Facility in Florida; and the activation of a new contract with the Federal Bureau of Prisons at the D. Ray James Correctional Facility in Georgia in October 2010. These factors were offset by the transition of managed-only contracts for the Graceville Correctional Facility and the Moore Haven Correctional Facility in Florida, and the Bridgeport Correctional Center, North Texas Intermediate Sanction Facility and South Texas Intermediate Sanction Facility in Texas.
GEO Care
For the second quarter of 2011, GEO Care revenue increased by approximately $73.9 million year-over-year. This revenue increase was driven primarily by GEO’s acquisitions of Cornell in August 2010 and BI Incorporated (“BI”) in February 2011 as well as the activation of the 100-bed Montgomery County Mental Health Treatment Facility in Texas in March 2011.
International Services
For the second quarter of 2011, International Services revenue increased by approximately $10.6 million year-over-year driven primarily by the opening of a 360-bed expansion at the Harmondsworth Immigration Removal Centre in the United Kingdom in July 2010 and positive foreign exchange rate fluctuations.
Adjusted EBITDA
Second quarter 2011 Adjusted EBITDA increased to $81.7 million from $47.4 million in the second quarter of 2010. For the first half of 2011, Adjusted EBITDA increased to $154.8 million from $93.7 million for the first half of 2010.
Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA. The following table presents a reconciliation from Adjusted EBITDA to net income for the second quarter and the first half of 2011 and 2010.
— More —

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE
Table 3. Reconciliation from Adjusted EBITDA to Net Income

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
(In thousands)	3-Jul-11	4-Jul-10	3-Jul-11	4-Jul-10
Net Income	$21,163	$17,025	$37,543	$34,733
Interest expense, net	17,783	6,961	33,175	13,546
Income tax provision	12,879	10,192	22,659	21,013
Depreciation and amortization	21,056	9,474	39,858	18,712
Tax provision on equity in earnings of affiliate	563	437	1,587	1,223

EBITDA	$73,444	$44,089	$134,822	$89,227

Adjustments, pre-tax
(Income) loss attributable to non-controlling interests	$415	$(8)	$825	$(44)
Stock Based Compensation	1,537	1,174	3,598	2,366
Start-up/transition expenses	4,996	—	8,563	—
International bid and proposal expenses	645	—	645	—
M&A Related Expenses	651	2,144	6,308	2,144

Adjusted EBITDA	$81,688	$47,399	$154,761	$93,693

Adjusted Funds from Operations
Adjusted Funds from Operations for the second quarter of 2011 increased to $47.7 million compared to $18.5 million for the second quarter of 2010. For the first half of 2011, Adjusted Funds from Operations increased to $94.6 million from $54.1 million for the first half of 2010.
Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Funds from Operations. The following table presents a reconciliation from Adjusted Funds from Operations to net income for the second quarter and the first half of 2011 and 2010.
Table 4. Reconciliation of Adjusted Funds from Operations to Net Income

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
(In thousands)	3-Jul-11	4-Jul-10	3-Jul-11	4-Jul-10
Net Income	$21,163	$17,025	$37,543	$34,733
Net (Income) loss attributable to non-controlling interests	415	(8)	825	(44)
Depreciation and Amortization	21,056	9,474	39,858	18,712
Income Tax Provision	12,879	10,192	22,659	21,013
Income Taxes Paid	(7,794)	(18,335)	(8,734)	(19,328)
Stock Based Compensation	1,537	1,174	3,598	2,366
Maintenance Capital Expenditures	(6,875)	(3,331)	(15,194)	(6,290)
Equity in Earnings of Affiliates, Net of Income Tax	(1,418)	(1,128)	(2,080)	(1,718)
Amortization of Debt Costs and Other Non-Cash Interest	415	1,270	641	2,542
Start-up/transition expenses	4,996	—	8,563	—
M&A Related Expenses	651	2,144	6,308	2,144
International bid and proposal expenses	645	—	645	—

Adjusted Funds from Operations	$47,670	$18,477	$94,632	$54,130

— More —

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE
2011 Financial Guidance
GEO issued revised financial guidance for 2011. GEO expects 2011 total revenues to be in the range of $1.62 billion to $1.63 billion. GEO expects 2011 pro forma earnings to be in a range of $1.54 to $1.58 per share, excluding acquisition-related expenses, start-up/transition expenses, and international bid and proposal costs.
GEO updated its 2011 guidance for Adjusted EBITDA to a range of $320 million to $325 million and its Adjusted Funds from Operations to a range of $175 million to $180 million, or $2.70 to $2.77 per share.
GEO’s revised guidance assumes that the North Lake Correctional Facility continues to operate in a delayed start-up mode with the current population of 270 California inmates based on the recently approved budget for the California Department of Corrections and Rehabilitation.
GEO’s revised guidance also assumes between $1.0 million to $1.5 million per quarter in additional business development and professional fees in the third and fourth quarters as GEO competes for a number of new business development opportunities, including a procurement issued by the State of Florida which entails the privatization of more than 16,000 beds in all correctional facilities, reception centers, work camps, and work release centers in a broad geographic region in South Florida, known as Region IV.
These two assumptions along with additional start-up/transition expenses related to the activation of GEO’s Adelanto ICE Processing Center in California and GEO’s Riverbend Correctional Facility in Georgia, which are now scheduled for September 2011 and December 2011 respectively, are the primary drivers of GEO’s updated financial guidance.
GEO also issued financial guidance for the third and fourth quarters in 2011. GEO expects third quarter 2011 total revenues to be in the range of $407 million to $412 million. GEO expects third quarter 2011 pro forma earnings to be in a range of $0.39 to $0.41 per share, excluding $0.06 to $0.07 in after-tax start-up/transition expenses and international bid and proposal costs. GEO expects fourth quarter 2011 total revenues to be in the range of $413 million to $418 million. GEO expects fourth quarter 2011 pro forma earnings to be in a range of $0.40 to $0.42 per share, excluding $0.06 to $0.07 in after-tax start-up/transition expenses and international bid and proposal costs. GEO’s third quarter and forth quarter 2011 guidance assumes between $1.0 million to $1.5 million per quarter in additional business development and professional fees as discussed above.
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 2:00 PM (Eastern Time) today to discuss GEO’s second quarter 2011 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-866-713-8564 and the international call-in number is 1-617-597-5312. The participant pass-code for the conference call is 43800366.
— More —

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE
In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until September 3, 2011 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 54094773.
About The GEO Group, Inc.
The GEO Group, Inc. is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of approximately 80,000 beds at 116 correctional, detention and residential treatment facilities, including projects under development.
Important Information on GEO’s Non-GAAP Financial Measures
Pro Forma Net Income, Adjusted EBITDA and Adjusted Funds From Operations are non-GAAP financial measures that are presented as supplemental disclosures.
Pro Forma Net Income is defined as net income adjusted for net (income) loss attributable to non-controlling interests, start-up/transition expenses, net of tax, international bid and proposal expenses, net of tax, and M&A-related expenses, net of tax. GEO believes that Pro Forma Net Income is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Pro Forma Net Income to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
Adjusted EBITDA is defined as net income before net interest expense, income tax provision, depreciation and amortization, and tax provision on equity in earnings of affiliate, adjusted for (income) loss attributable to non-controlling interests, stock-based compensation, start-up/transition expenses, international bid and proposal expenses, and M&A-related expenses. GEO believes that Adjusted EBITDA is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted EBITDA to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
— More —

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE
Adjusted Funds From Operations is defined as net income excluding depreciation and amortization, income tax provision, income taxes paid, stock-based compensation, maintenance capital expenditures, net equity in earnings of affiliates and amortization of debt costs and other non-cash interest, net (income) loss attributable to non-controlling interests, start-up/transition expenses, international bid and proposal expenses, and M&A-related expenses, net of tax. GEO believes that Adjusted Funds From Operations is useful to investors as it provides information regarding cash that GEO’s operating business generates before taking into account certain cash and non-cash items that are non-operational or infrequent in nature, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted Funds From Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included in Tables 1, 3 and 4, respectively.
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the third quarter 2011, fourth quarter 2011 and full year 2011, business development opportunities and expected fees and expenses related to these business development opportunities, our ability to maintain growth and strengthen contract relationships, our ability to meet the increasing demand for correctional, detention, and residential treatment services, and long-term growth prospects in our industry. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2011 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) the risk that the BI business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (4) the risk that the expected increased revenues resulting from the acquisition of Cornell and BI may not be fully realized or may take longer to realize than expected; (5) the risk that the cost synergies from the Cornell and BI transactions may not be fully realized or may take longer to realize than expected; (6) any difficulties encountered in maintaining relationships with customers, employees or suppliers as a result of the transactions with Cornell and BI; (7) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (8) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (9) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (10) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (11) GEO’s ability to obtain future financing on acceptable terms; (12) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (13) other factors contained in GEO’s Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports.
— More —

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE
Second quarter and first six months of 2011 financial tables to follow:
THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED
JULY 3, 2011 AND JULY 4, 2010
(In thousands, except per share data)
(UNAUDITED)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Revenues	$407,817	$280,095	$799,583	$567,637
Operating expenses	308,644	216,916	607,930	443,248
Depreciation and amortization	21,056	9,474	39,858	18,712
General and administrative expenses	27,710	20,655	60,498	38,103

Operating income	50,407	33,050	91,297	67,574
Interest income	1,629	1,486	3,198	2,715
Interest expense	(19,412)	(8,447)	(36,373)	(16,261)

Income before income taxes and equity in earnings of affiliate	32,624	26,089	58,122	54,028
Provision for income taxes	12,879	10,192	22,659	21,013
Equity in earnings of affiliate, net of income tax provision of $563, $437, $1,587 and $1,223	1,418	1,128	2,080	1,718

Net income	21,163	17,025	37,543	34,733
Net (income) loss attributable to noncontrolling interests	415	(8)	825	(44)

Net income attributable to The GEO Group, Inc.	$21,578	$17,017	$38,368	$34,689

Weighted-average common shares outstanding:
Basic	64,455	48,776	64,373	49,743

Diluted	64,858	49,314	64,787	50,480

Income per Common Share Attributable to The GEO Group, Inc. — Basic	$0.33	$0.35	$0.60	$0.70

Income per Common Share Attributable to The GEO Group, Inc. — Diluted	$0.33	$0.35	$0.59	$0.69

Comprehensive income:
Net income	$21,163	$17,025	$37,543	$34,733
Total other comprehensive income (loss), net of tax	497	(3,084)	802	(2,900)

Total comprehensive income	21,660	13,941	38,345	31,833
Comprehensive (income) loss attributable to noncontrolling interests	418	27	835	(28)

Comprehensive income attributable to The GEO Group, Inc.	$22,078	$13,968	$39,180	$31,805

— More —

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436

NEWS RELEASE
THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
JULY 3, 2011 AND JANUARY 2, 2011
(In thousands, except share data)

	July 3, 2011	January 2, 2011
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$57,453	$39,664
Restricted cash and investments (including VIEs[1] of $31,749 and $34,049, respectively)	38,734	41,150
Accounts receivable, less allowance for doubtful accounts of $2,463 and $1,308	283,702	275,778
Deferred income tax assets, net	47,983	32,126
Prepaid expenses and other current assets	24,272	36,377

Total current assets	452,144	425,095

Restricted Cash and Investments (including VIEs of $41,465 and $33,266, respectively)	63,819	49,492
Property and Equipment, Net (including VIEs of $164,937 and $167,209, respectively)	1,617,504	1,511,292
Assets Held for Sale	3,631	9,970
Direct Finance Lease Receivable	36,711	37,544
Deferred Income Tax Assets, Net	936	936
Goodwill	526,964	244,009
Intangible Assets, Net	204,973	87,813
Other Non-Current Assets	75,611	56,648

Total Assets	$2,982,293	$2,422,799

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$81,457	$73,880
Accrued payroll and related taxes	38,579	33,361
Accrued expenses	129,051	120,670
Current portion of capital lease obligations, long-term debt and non-recourse debt (including VIEs of $19,570 and $19,365, respectively)	50,563	41,574

Total current liabilities	299,650	269,485

Deferred Income Tax Liabilities	107,370	63,546
Other Non-Current Liabilities	63,405	46,862
Capital Lease Obligations	13,644	13,686
Long-Term Debt	1,234,193	798,336
Non-Recourse Debt (including VIEs of $125,509 and $132,078, respectively)	184,009	191,394
Total shareholders’ equity	1,080,022	1,039,490

Total Liabilities and Shareholders’ Equity	$2,982,293	$2,422,799

[1]	Variable interest entities or “VIEs”
-End-

Contact:	Pablo E. Paez Vice President, Corporate Relations	(866) 301 4436